Exhibit 10.16
AMENDMENT NO. 1 TO THE
NOBLE DRILLING CORPORATION
RETIREMENT RESTORATION PLAN
Pursuant to the provisions of Section 9 thereof, the Noble Drilling Corporation Retirement Restoration Plan as amended by restatement in its entirety effective as of January 1, 2009 (the “Plan”), is hereby amended in the following respect only:
Effective as of January 1, 2009, Section 1.1(h) of the Plan is hereby amended by restatement in its entirety to read as follows:
(h) “Participant” means the Chief Executive Officer of Noble Corporation and any other employee of an Employer who (i) is a participant in the Retirement Plan, and (ii) has been designated by the Chief Executive Officer of Noble Corporation to be a Participant in this Plan.
IN WITNESS WHEREOF, this Amendment has been executed by Noble Drilling Corporation on behalf of all Employers on this 10th day of July, 2009.

NOBLE DRILLING CORPORATION
By:	/s/ Julie Robertson
Title: Senior Vice President